Ward B. Hinkle
Partner
Direct Dial: 716.848.1281
Direct Facsimile: 716.849.0349
whinkle@hodgsonruss.com

EXHIBIT 5.0

September 7, 2005

Minrad International, Inc.
847 Main Street
Buffalo, New York 14203

Re:	Registration Statement on Form SB-2
Registration No. 333-126359

Ladies/Gentlemen:

        We have acted as counsel for Minrad International, Inc., a Delaware corporation, (the "Company") in connection with the filing with the Securities and Exchange Commission (the "Commission") on July 1, 2005 of a registration statement on Form SB-2 (the "Registration Statement"), which relates to the registration of 25,120,561 shares of the common stock, par value $.01 per share, of the Company (collectively the "Common Shares"). The Common Shares are to be offered for resale by the selling securityholders identified in the Registration Statement (collectively the "Selling Securityholders") and include (1) 9,964,686 outstanding shares that are held by Selling Securityholders (collectively the "Shares"), (2) 7,319,000 shares issuable to the Selling Securityholders upon conversion of Series A preferred stock of the Company (collectively the "Conversion Shares"), (3) 1,300,000 shares issuable to the Selling Securityholders when and if declared and paid as dividends on the Series A convertible preferred stock of the Company (collectively the "Dividend Shares"), (4) 5,008,305 shares issuable to the Selling Securityholders upon the exercise of warrants identified in the Registration Statement (collectively the "Warrants") (collectively the "Warrant Shares") and (5) 1,528,570 shares issuable to the Selling Securityholders upon conversion of obligations under convertible promissory notes identified in the Registration Statement (collectively the "Notes") (collectively the "Note Shares").

        This letter is being furnished at your request and in accordance with the requirements of Item 601(b)(5) of Regulation S-B under Securities Act of 1933, as amended, (the "Act").

        The opinions set forth in this letter are subject to the following qualifications:

Minrad International, Inc.
September 7, 2005

        1. In giving the opinions set forth in this letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement, (b) the Certificate of Incorporation and the By-Laws of the Company, (c) such evidence of incumbency of directors and officers of the Company as we have deemed appropriate, (d) such evidence of the corporate proceedings of the Company as we have deemed appropriate, (e) such certificates of officers of the Company as we have deemed appropriate, (f) such certificates of public officials as we have deemed appropriate and (g) such agreements and instruments as we have deemed appropriate.

        2. We have assumed without any inquiry or other investigation (a) the legal capacity of each natural person and (b) the genuineness of signatures, the authenticity of any document submitted to us as an original, the conformity to the original of any document submitted to us as a copy and the authenticity of the original of any document submitted to us as a copy.

        3. We do not express any opinion concerning any law other than the General Corporation Law of the State of Delaware, the provisions of the Constitution of the State of Delaware relating to corporations and reported judicial decisions addressing the General Corporation Law of the State of Delaware and such provisions of the Constitution of the State of Delaware (collectively the "General Corporation Law of the State of Delaware").

        4. Any opinion set forth in this letter (a) deals only with the specific legal issue or issues it explicitly addresses and (b) does not address any other matter (including, but not limited to, except as expressly set forth in such opinion, any matter concerning the contents of the Registration Statement).

        5. This letter is given without regard to any change after the date of this letter with respect to any factual or legal matter, and we disclaim any obligation to notify you of any such change.

        Subject to the qualifications set forth in this letter, it is our opinion that:

        1. The Shares have been duly authorized under the General Corporation Law of the State of Delaware and the Certificate of Incorporation and the By-Laws of the Company and are validly issued, fully paid and nonassessable.

        2. The Conversion Shares have been duly authorized under the General Corporation Law of the State of Delaware and the Certificate of Incorporation and the By-Laws of the Company, and, assuming that (a) the Conversion Shares are validly authorized on the dates of their conversion and (b) the Conversion Shares are duly issued upon conversion of the

Minrad International, Inc.
September 7, 2005

Series A convertible preferred stock of the Company in accordance with their terms, the Conversion Shares will be validly issued, fully paid and assessable.

        3. The Dividend Shares have been duly authorized under the General Corporation Law of the State of Delaware and the Certificate of Incorporation and the By-Laws of the Company, and, assuming that (a) the declaration and payment of dividends consisting of the Dividend Shares are duly authorized when made and (b) the Dividend Shares are duly issued in accordance with the terms of the Series A convertible preferred stock of the Company, the Dividend Shares will be validly issued, fully paid and nonassessable.

        4. The Warrant Shares have been duly authorized under the General Corporation Law of the State of Delaware and the Certificate of Incorporation and the By-Laws of the Company, and, assuming that (a) the Warrants are duly exercised in accordance with their terms and (b) the exercise price of the Warrants is duly paid in the manner contemplated by the Registration Statement and the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable.

        5. The Note Shares are validly authorized under the General Corporation Law of the State of Delaware and the Certificate of Incorporation and the By-Laws of the Company, and, assuming that (a) the Note Shares are validly authorized on the dates of conversion of the Notes, (b) on the dates of conversion of the Notes, the Notes constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms and (c) the Notes are duly converted in accordance with their terms, the Note Shares will be validly issued, fully paid and nonassessable.

        We consent to the use of this letter as an exhibit to the Registration Statement and to the references to us under the heading "Legal Matters" in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

HODGSON RUSS LLP

By	/s/ Ward B. Hinkle
Ward B. Hinkle